Exhibit 99.1

THE SHARPER IMAGE®

650 Davis Street

San Francisco, CA 94111	Corporate Headquarters

FOR IMMEDIATE RELEASE

February 16, 2005

Contact:	Aimee Cooper, Senior Vice President
The Sharper Image
415/445-6023

SHARPER IMAGE NAMES JEFF NACHBOR AS CHIEF FINANCIAL OFFICER

SAN FRANCISCO—(BUSINESS WIRE)—February 16, 2005—Sharper Image Corporation (Nasdaq: SHRP) today announced that Jeff Nachbor has joined the Company as Senior Vice President and Chief Financial Officer effective February 14, 2005. In this key position, Mr. Nachbor will lead the efforts to achieve the Company’s strategic financial objectives and will play a major role in realizing improved operational efficiencies. He also will manage financial operations, corporate finance, reporting and compliance, investor relations and risk management.

Mr. Nachbor comes to The Sharper Image with more than 15 years of relevant management experience at larger public companies in the retail industry. Most recently, Mr. Nachbor served as Senior Vice President, Corporate Controller for Staples, Inc.; as Vice President of Finance for Victoria’s Secret Direct, a division of Limited Brands, Inc.; and as Senior Director of Finance at YUM! Brands, Inc. Jeff also has prior audit and business operations experience with PricewaterhouseCoopers. He is a CPA and earned an MBA from University of Kansas.

“We are excited to have attracted a CFO of Jeff’s caliber,” said Richard Thalheimer, founder, chairman and chief executive officer. “His extensive experience with large, successful multichannel retailers is a good fit and will be very valuable here at The Sharper Image. We expect Jeff to have an immediate, positive impact as he applies his strategic skills and financial expertise to our business. We welcome Jeff as a key member of a senior management team that is committed to leveraging our business strengths and is focused on achieving consistent, sustained profitability as The Sharper Image enters its next phase of growth.”

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group,

Sharper Image Design. The Company’s principal selling channels include 175 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog with annual circulation in excess of 85 million; and its primary Website, http://www.sharperimage.com. The Company also sells its products through its own online auction Website and an online Outlet store to help manage refurbished and close-out inventory; both sites are accessed from the home page of sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about our future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under “Factors Affecting Future Operating Results” and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.